UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2013

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2013, the Annual Meeting of Stockholders of Heartland Express, Inc. (the "Company") was held, at which meeting six (6) directors were elected to serve as the Board of Directors until the 2014 Annual Meeting of Stockholders and the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2013 was ratified.

The voting tabulation on the election of directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Michael J. Gerdin	78,796,407	880,447	2,513,769
Richard O. Jacobson	78,251,121	1,425,733	2,513,769
Dr. Benjamin J. Allen	79,403,864	272,990	2,513,769
Lawrence D. Crouse	79,400,923	275,931	2,513,769
James G. Pratt	79,436,660	240,194	2,513,769
Dr. Tahira K. Hira	79,420,148	256,706	2,513,769

The voting tabulation on the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2013 was as follow:

For	Against	Abstain
82,049,316	140,357	950

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	May 10, 2013	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer